EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

NAME                    JURISDICTION OF INCORPORATION

Dawson Production             Delaware
Management, Inc.

Dawson Production             Delaware
Acquisition Corp.

Dawson Production Services    Mexico
de Mexico, S.A. de C.V.

Ubicadora de Tecnicos,        Mexico
S.A. de C.V.

Dawson Production             Delaware
Partners, L.P.

Dawson Production             Delaware
Taylor, Inc.